UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017 (May 17, 2017)

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of SS&C Technologies Holdings, Inc. (the “Company”) held on May 17, 2017, the Company’s stockholders voted on the following proposals and director nominations:

1.

The following nominees were elected to the Company’s Board of Directors (the “Board”) as Class I directors, each to serve a term expiring at the 2020 annual meeting of stockholders and until his successor has been duly elected and qualified. The votes cast with respect to the election of these nominees are as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Normand A. Boulanger	185,374,720	3,629,036	5,516,792
David A. Varsano	184,078,746	4,925,010	5,516,792
Michael J. Zamkow	184,174,197	4,829,559	5,516,792

2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved. The votes cast with respect to this proposal are as follows:

For	Against	Abstained	Broker Non-Votes
164,134,459	24,334,398	534,899	5,516,792

3.

The stockholders recommended, in a non-binding, advisory vote, that the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers every 1 year.  The votes cast with respect to this proposal are as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstained	Broker Non-Votes
139,273,793	10,309	49,191,536	528,118	5,516,792

After taking into consideration the foregoing voting results, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every 1 year.

4.

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017. The votes cast with respect to this proposal are as follows:

For	Against	Abstained
193,750,192	176,082	594,274

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: May 18, 2017	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President and General Counsel